Solésence, Inc. 10-Q

Exhibit 32

Certification Pursuant to 18 U.S.C. Section 1350
(as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002)

In connection with this quarterly report of Solésence, Inc. (the “Company”) on Form 10-Q for the third quarter ending September 30, 2025 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Kevin Cureton, Chief Executive Officer certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to our knowledge:

1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: November 12, 2025

/s/ KEVIN CURETON
Kevin Cureton
President and Chief Executive Officer
Principal Executive Officer

In connection with this quarterly report of Solésence, Inc. (the “Company”) on Form 10-Q for the third quarter ending September 30, 2025 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Laura Riffner, Chief Financial Officer certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to our knowledge:

1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: November 12, 2025

/s/ LAURA RIFFNER
Laura Riffner
Chief Financial Officer
Principal Financial Officer